Exhibit 4.1

Execution Version

SANCHEZ ENERGY CORPORATION

AND

THE GUARANTORS NAMED HEREIN

7.75% SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 3, 2018

DELAWARE TRUST COMPANY,

AS SUCCESSOR TRUSTEE

This FOURTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2018 (this “Fourth Supplemental Indenture”), is among Sanchez Energy Corporation, a Delaware corporation (the “Company”), SN Payables, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company, each of the existing Guarantors (as defined in the Indenture referred to below) and Delaware Trust Company, a Delaware state chartered trust company (as successor trustee to U.S. Bank National Association), as Trustee.

RECITALS

WHEREAS, the Company and the Trustee are party to that certain Indenture, dated as of June 13, 2013, as supplemented by that certain first supplemental indenture, dated as of September 11, 2013, that certain second supplemental indenture, dated as of May 30, 2014, and that certain third supplemental indenture, dated as of March 7, 2017 (as so supplemented, the “Indenture”), pursuant to which the Company has issued $600,000,000 in aggregate principal amount of 7.75% Senior Notes due 2021 (the “Notes”) in two tranches in the aggregate principal amounts of $400,000,000 on June 13, 2013 and $200,000,000 on September 18, 2013, respectively;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture);

WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture.  This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture.  This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee.

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Section 4. Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees, by its execution of this Fourth Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for in Article 10 thereof. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 5. Ratification of Obligations.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture.  This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 7. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts.  The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

GUARANTEEING SUBSIDIARY:

SN PAYABLES, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

[Fourth Supplemental Indenture Signature Page]

EXISTING GUARANTORS:

SN PALMETTO, LLC (formerly known as SEP Holdings III, LLC)

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

SN COTULLA ASSETS, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

SN MARQUIS LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

SN OPERATING, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

SN TMS, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

[Fourth Supplemental Indenture Signature Page]

SN CATARINA, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

SN EF MAVERICK, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

ROCKIN L RANCH COMPANY, LLC

By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

[Fourth Supplemental Indenture Signature Page]

TRUSTEE:

DELAWARE TRUST COMPANY, as Successor Trustee

By:	/s/ Alan R. Halpern
	Name:	Alan R. Halpern
	Title:	Vice President

[Fourth Supplemental Indenture Signature Page]